As filed with the Securities and Exchange Commission on August 19, 2016

Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jones Energy, Inc.*

Jones Energy Holdings, LLC

Jones Energy Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	80-0907968
Delaware	27-1495091
Delaware	32-0436247
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

807 Las Cimas Parkway
Suite 350
Austin, TX 78746
(512) 328-2953

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Robert J. Brooks
807 Las Cimas Parkway
Suite 350
Austin, TX 78746
(512) 328-2953

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael L. Bengtson

Mollie Duckworth

Baker Botts L.L.P.

98 San Jacinto Blvd., Suite 1500

Austin, Texas 78701

(512) 322-2500

*GUARANTORS

Exact name of registrant as specified in its charter(1)	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification No.
Nosley Assets, LLC	Delaware	35-2456460
Jones Energy, LLC	Delaware	75-2458861

(1)The address for each registrant’s principal executive office is 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, and the telephone number of each registrant’s principal executive office is (512) 328-2953.

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-211568

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fees(3)
Debt Securities(4)
Guarantees of Debt Securities(4)
Class A Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Depositary Shares(5)
Warrants
Units
Purchase Contracts
Total:	N/A	N/A	$10,000,000	$1,007

(1)

This registration statement covers an indeterminate number or amount of debt securities, guarantees of debt securities, Class A common stock, preferred stock, depositary shares, warrants, units and purchase contracts as may from time to time be issued by the registrants, which together shall have an aggregate initial offering price not to exceed $10,000,000. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock or warrants registered hereunder, including under any applicable anti-dilution provisions. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock or warrants registered hereunder.

(2)

The proposed maximum offering price per share and the proposed maximum aggregate offering price per class of securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

In accordance with Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the registration statement on Form S-3, as amended (File No. 333-221568), is hereby registered, which includes shares of Class A common stock that may be sold upon the exercise of the underwriters’ option to purchase additional shares of Class A common stock. The registrant previously registered a maximum aggregate offering price of $150,000,000 on a registration statement on Form S-3, as amended (File No. 333- 221568), which was declared effective by the Securities and Exchange Commission on July 26, 2016.

(4)

The direct and indirect subsidiaries of Jones Energy, Inc. set forth above under “Guarantors” may be guarantors of some or all of the debt securities registered hereunder and, therefore, have been listed as Co-Registrants for the purpose of providing guarantees, if any, relating to the debt securities registered hereunder. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(5)	Depositary shares will represent functional interests in the preferred stock registered hereby.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-3, Registration No. 333-221568, originally filed by us on May 25, 2016, as amended and supplemented, and is being filed for the sole purpose of increasing the proposed maximum aggregate offering price to the public set forth in the registration statement originally filed on May 25, 2016, as amended and supplemented, by $10,000,000. The contents (including exhibits) of the registration statement originally filed on May 25, 2016, as amended and supplemented, are hereby incorporated by reference.

The registrants hereby (i) undertake to pay the Commission the filing fee set forth on the cover page of this Rule 462(b) Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on August 19, 2016) and (ii) certifies that they have sufficient funds in the relevant account to cover the amount of such filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 19, 2016.

JONES ENERGY, INC.

By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ Jonny Jones	Chairman of the Board of Directors	August 19, 2016
Jonny Jones	and Chief Executive Officer
(Principal Executive Officer)

*	Director and President	August 19, 2016
Mike S. McConnell

*	Executive Vice President and Chief Financial Officer	August 19, 2016
Robert J. Brooks	(Principal Accounting and Financial Officer)

*	Director	August 19, 2016
Howard I. Hoffen

*	Director	August 19, 2016
Gregory D. Myers

*	Director	August 19, 2016
Halbert S. Washburn

*	Director	August 19, 2016
Alan D. Bell

*	Director	August 19, 2016
Robb L. Voyles

*By:	/s/ Jonny Jones
Jonny Jones, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas on August 19, 2016.

JONES ENERGY HOLDINGS, LLC

By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title with Jones Energy Holdings, LLC	Date

/s/ Jonny Jones	Chief Executive Officer	August 19, 2016
Jonny Jones	(Principal Executive Officer)

/s/ Robert J. Brooks	Executive Vice President and Chief Financial Officer	August 19, 2016
Robert J. Brooks	(Principal Accounting and Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on August 19, 2016.

JONES ENERGY FINANCE CORP.

By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title with Jones Energy Finance Corp.	Date

/s/ Jonny Jones	Chairman of the Board of Directors	August 19, 2016
Jonny Jones	and Chief Executive Officer
(Principal Executive Officer)

*	Director and President	August 19, 2016
Mike S. McConnell

*	Executive Vice President and Chief Financial Officer	August 19, 2016
Robert J. Brooks	(Principal Accounting and Financial Officer)

*	Director	August 19, 2016
Howard I. Hoffen

*	Director	August 19, 2016
Gregory D. Myers

*By:	/s/ Jonny Jones
Jonny Jones, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on August 19, 2016.

JONES ENERGY, LLC

By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer

NOSLEY ASSETS, LLC

By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title with Jones Energy, LLC and Nosley Assets, LLC	Date

/s/ Jonny Jones	Chief Executive Officer	August 19, 2016
Jonny Jones	(Principal Executive Officer)

/s/ Robert J. Brooks	Executive Vice President and Chief Financial Officer	August 19, 2016
Robert J. Brooks	(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibits
5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cawley, Gillespie & Associates, Inc.

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1*	Powers of Attorney (incorporated by reference to the Registration Statement on Form S-3 (Reg. No. 333-211568)).

*              Previously filed.